UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) DECEMBER 8, 2008

OSI SYSTEMS, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

CALIFORNIA	000-23125	330238801
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

12525 CHADRON AVENUE HAWTHORNE, CA 90250

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(310) 978-0516

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 8, 2008, our shareholders approved our Company’s 2008 Employee Stock Purchase Plan (the “ESPP”), including the reservation of 1,500,000 shares of Common Stock for issuance thereunder. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the U.S. Internal Revenue Code. The ESPP offers eligible employees the opportunity to acquire the Company’s Common Stock through periodic payroll deductions at a discount from the current market price in accordance with applicable Internal Revenue Service regulations and the terms and conditions of the plan. The ESPP will replace the Company’s previous employee stock purchase plan which expires on December 31, 2008.

The foregoing description of the ESPP does not purport to be complete and is qualified in its entirety by reference to the actual terms of the ESPP which is filed as Exhibit 10.22 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.22:	OSI Systems, Inc. 2008 Employee Stock Purchase Plan (incorporated by reference to Appendix A to our proxy statement on Schedule 14A for the 2008 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on October 14, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.
Date: December 11, 2008

	By:	/s/ Alan Edrick
Alan Edrick
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.22	OSI Systems, Inc. 2008 Employee Stock Purchase Agreement (incorporated by reference to Appendix A to our proxy statement on Schedule 14A for the 2008 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on October 14, 2008).